UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No.     )

Filed by the Registrant   ☒

Filed by a Party other than the Registrant
Check the appropriate box:

☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material Pursuant to Rule14a-12

THE L.S. STARRETT COMPANY
 (Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the on amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Filing Date:

THE L.S. STARRETT COMPANY

121 Crescent Street
Athol, Massachusetts 01331

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

OCTOBER 20, 2010

NOTICE IS HEREBY GIVEN that the Annual Meeting of the stockholders of The L.S. Starrett Company will be held at the Company’s offices at 121 Crescent Street, Athol, Massachusetts 01331, on Wednesday, October 20, 2010, at 2:00 p.m. for the following purposes:

1.	To elect a class of two directors, each to hold office for a term of three years and until his successor is chosen and qualified.

2.	To consider and act upon any other matter that may properly come before the meeting or any adjournment or adjournments thereof.

The Board of Directors has fixed August 27, 2010 as the record date for the determination of stockholders entitled to vote at the Annual Meeting, or any adjournments thereof, and to receive notice thereof. The transfer books of the Company will not be closed.

You are requested to execute and return the enclosed proxy, which is solicited by the management of the Company.

STEVEN A. WILCOX, Clerk

Athol, Massachusetts
September 24, 2010

WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE ANNUAL MEETING, PLEASE DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED FORM OF PROXY IN THE ENCLOSED STAMPED AND ADDRESSED ENVELOPE OR, ALTERNATIVELY, COMPLETE YOUR PROXY BY TELEPHONE OR OVER THE INTERNET AS DESCRIBED IN THE ENCLOSED INSTRUCTIONS. IF YOU DESIRE TO VOTE YOUR SHARES IN PERSON AT THE ANNUAL MEETING, YOUR PROXY WILL BE RETURNED TO YOU.

Important Notice Regarding the Availability of Proxy Materials for the Stockholders’ Meeting to be held on October 20, 2010.
The Notice of Annual Meeting, Proxy Statement and Annual Report are available at http://www.starrett.com/pages/1638_starrett_2010_proxy_statement.cfm.

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

OF

THE L.S. STARRETT COMPANY

121 CRESCENT STREET
ATHOL, MASSACHUSETTS 01331

The enclosed form of proxy and this Proxy Statement have been mailed to stockholders on or about September 24, 2010 in connection with the solicitation by the Board of Directors of The L.S. Starrett Company (the “Company”) of proxies for use at the Annual Meeting of Stockholders to be held at the Company’s offices at 121 Crescent Street, Athol, Massachusetts 01331, on Wednesday, October 20, 2010, at 2:00 p.m., or at any adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.

It is the intention of the persons named as proxies to vote shares represented by duly executed proxies for the proposals described in this Proxy Statement unless contrary specification is made. Any such proxy may be revoked by a stockholder at any time prior to the voting of the proxy by a written revocation received by the Clerk of the Company, by properly executing and delivering a later-dated proxy, or by attending the meeting, requesting return of the proxy and voting in person. A proxy, when executed and not so revoked, will be voted at the meeting, including any adjournments thereof; and if it contains any specifications, it will be voted in accordance therewith. If no choice is specified, proxies will be voted in favor of the proposals described in this Proxy Statement.

Stockholders of record at the close of business on August 27, 2010 are entitled to vote at this meeting. On that date, the Company had outstanding and entitled to vote 5,859,530 shares of Class A Common Stock (the “Class A Stock”) and 825,080 shares of Class B Common Stock (the “Class B Stock” and together with the Class A Stock, the “Common Stock”). Each outstanding share of Class A Stock entitles the record holder thereof to one vote and each outstanding share of Class B Stock entitles the record holder thereof to ten votes. The holders of Class A Stock are entitled to elect 25% of the Company’s directors to be elected at each meeting and such holders voting together with the holders of Class B Stock as a single class are entitled to elect the remaining directors to be elected at the meeting. Except for the foregoing and except as provided by law, all actions submitted to a vote of stockholders will be voted on by the holders of Class A and Class B Stock voting together as a single class. The Company’s Board of Directors is divided into three classes with one class to be elected at each annual meeting of stockholders.

I.      ELECTION OF DIRECTORS

The Board of Directors has fixed the number of directors at eight and designated Ralph G. Lawrence, Salvador de Camargo, Jr. and Stephen F. Walsh to serve as Class I Directors; Douglas A. Starrett, Robert L. Montgomery, Jr., and David A. Lemoine to serve as Class II Directors; and Richard B. Kennedy and Terry A. Piper to serve as Class III Directors; and, in the case of each director, until his successor is chosen and qualified.

It is the intention of the persons named in the proxy to vote for the election of the two persons named below as Class III Directors, each to hold office for a term of three years and until his successor is chosen and qualified.

The names and ages of the nominees for director proposed by the Board of Directors, their principal occupations, the significant business directorships they hold, and the years in which they first became directors of the Company are as follows:

Name (Age)	Principal Occupation During Last Five Years and Directorships	Director Since

Class III Director to be elected by Class A Stockholders:
Richard B. Kennedy (67)	Since 2004, President and Chief Executive Officer, Worcester Regional Chamber of Commerce, Worcester, Massachusetts. From 2002 to 2004, Associate Principal and Market Strategy Consultant, Frank Lynn & Associates, Chicago, Illinois. From 2000 to 2001, Executive Vice President and Director of GlobalBA.com, a start-up serving the chemical industry. Until 1999, Vice President Marketing, Saint-Gobain Abrasives, Worcester, Massachusetts, a producer of abrasive products.	1996

Class III Director to be elected by Class A & B Stockholders:
Terry A. Piper (65)	Chairman, President and Chief Executive Officer of Precision Steel Warehouse, Inc., Franklin Park, Illinois, a wholesale steel service center.	2003

The following table sets forth the names and ages of the Class I and Class II Directors, their principal occupations, the significant business directorships they hold, the years in which they first became directors of the Company and the years that their current term in office expires:

Name (Age)	Principal Occupation During Last Five Years and Directorships	Director Since	Term Expires

Class I — Directors:
Ralph G. Lawrence (67)	Until retirement in 2003, President and Chief Operating Officer, Hyde Manufacturing Company, a producer of hand tools and specialty machine blades.	2003	2011

Salvador de Camargo, Jr. (64)	President, Starrett Industria e Comercio Ltda. (Brazil), a wholly-owned subsidiary of the Company.	2007	2011

Stephen F. Walsh (64)	Since 2005, Senior Vice President Operations of the Company. From 2003 to 2005, Vice President Operations of the Company. Prior to 2001, Mr. Walsh was President of the Silicon Carbide Division of Saint-Gobain Industrial Ceramics, a producer of ceramic and abrasive products.	2005	2011

Class II— Directors:
Robert L. Montgomery, Jr. (72)	Until retirement in 2004, Executive Vice President, Chief Financial Officer and director of Columbus McKinnon Corporation, Amherst, New York, a public company and a designer and manufacturer of material handling products, systems and services.	2004	2012

Douglas A. Starrett (58)	Since 2001, President and Chief Executive Officer of the Company; prior to 2001, President of the Company.	2003	2012
David A. Lemoine (62)	Until retirement in 2010, Audit Partner, Deloitte & Touche LLP (“D&T”), Boston, MA (1985 – May 2010). Partner-in-charge of D&T’s Boston audit practice (1995 – 2000). Manager, D&T’s Worcester office (1985 – 1995). From 1980 to 1985, Senior Vice President, Finance & Administration, Briox Technologies, Inc., Worcester, MA. Served on various audit staff and manager functions (1971 – 1980).	2010	2012

The Board of Directors has determined that Messrs. Kennedy, Lawrence, Lemoine, Montgomery and Piper are “independent” directors, as defined by the applicable New York Stock Exchange rules.

Director’s Competency

Our eight directors play a critical role in overseeing the strategic direction and management of the Company. Board candidates are considered based on a broad breadth of professional skills, experiences, and financial acumen. They must possess a global perspective, personal integrity, sound judgment, and social and community awareness. However, in selecting qualified and competent directors, it is important to understand that our Company is a manufacturing business. Therefore, we look for candidates that have expertise and in-depth knowledge in the manufacturing field and our distribution channels.  As a small public company, we also look for Board members who possess specific work experiences that augment areas where we may have limited expertise.

Collectively our current members of the Board meet all the above criteria.  The Board of Directors believes that the composition of the Board provides a good balance between the business expertise and the appropriate social perspective to ensure that the business is operating with concern for the long-term interest of our stockholders, employees, and the community.  Our directors have demonstrated that they have the time to devote to Board activities and to execute their fiduciary duties to the Company and its stockholders.

GENERAL INFORMATION RELATING TO THE BOARD
OF DIRECTORS AND ITS COMMITTEES

The Board of Directors held five regular meetings during fiscal 2010. Each of the Company’s directors attended at least 75% of the aggregate of all meetings of the Board and of all committees on which he was a member. In addition, the Company’s non-management directors met in executive session without management participation four times during fiscal 2009. As described in the Company’s Corporate Governance Policy, the Board of Directors has not formally selected a director to preside over the executive sessions of the non-management directors. Instead, at each executive session, the non-management directors designate a presiding director, or chair, for the session. A regular Board meeting is traditionally held immediately following the Annual Meeting but the Board does not have a policy requiring the attendance by the directors at the Annual Meeting. All of the directors attended the 2009 Annual Meeting, which was held on October 14, 2009.

Douglas A. Starrett currently serves as Chief Executive Officer and Chairman of the Board of Directors. Mr. Starrett has worked for the Company for the past thirty-three years.  The Board believes that Mr. Starrett’s breadth of experience and unique understanding of the corporate culture are important assets in executing the duties of Chief Executive Officer and Chairman. The advantage of the combined duties contributes to more effective and streamlined implementation of strategy and creates direct accountability. The Board believes that Mr. Starrett’s in-depth knowledge of manufacturing and the industrial markets, combined with his international experience, allow Mr. Starrett to provide strong leadership and direction for the Company. Whether the same leadership structure will be selected when our Chief Executive Officer’s tenure with the Company ends is a matter that the Board feels should be evaluated at the time in light of the skills and experience of the Chief Executive Officer and other relevant considerations.

The standing committees of the Board are the Audit Committee (Chair Mr. Montgomery), the Compensation Committee (Chair Mr. Kennedy), the Corporate Governance and Nominating Committee and the Executive Committee. During fiscal 2010, there were nine meetings of the Audit Committee, one meeting of the Compensation Committee, one meeting of the Corporate Governance and Nominating Committee, and no meetings of the Executive Committee.

During fiscal 2010, the members of the Audit Committee were Messrs. Montgomery, Kennedy and Lawrence. Each member of the Committee is independent, as defined by the applicable New York Stock Exchange rules. In general, the Audit Committee recommends to the Board the independent auditors to be selected and confers with the Company’s independent auditors to review the audit scope, the Company’s internal controls, financial reporting issues, results of the audit and the range of non-audit services. See also “Relationship with Independent Auditors” below. The Audit Committee also oversees the Company’s internal audit function. The Board has adopted a written charter for the Audit Committee, which is available on the Company’s web site at www.starrett.com.

The members of the Compensation Committee during fiscal 2010 were Messrs. Kennedy, Piper and Lawrence. Each member of the Committee is independent, as defined by the applicable New York Stock Exchange rules. The function of the Compensation Committee is to review the compensation of key management personnel and to set the Chief Executive Officer’s compensation. The Board has adopted a written charter for the Compensation Committee, which is available on the Company’s web site at www.starrett.com.

The members of the Corporate Governance and Nominating Committee during fiscal 2010 were Messrs. Kennedy, Lawrence, Montgomery and Piper. Each member of the Committee is independent, as defined by the applicable New York Stock Exchange rules. The Board has adopted a written charter for the Corporate Governance and Nominating Committee, which is available on the Company’s web site at www.starrett.com. The Corporate Governance and Nominating Committee is responsible for recommending to the Board nominees for director and for the Company’s corporate governance practices. The Corporate Governance and Nominating Committee recommends to the Board individuals as director nominees who, in the opinion of the Committee, have high personal and professional integrity, have experience that is of particular relevance to the Company, have sufficient time available to devote to the affairs of the Company, and who will be effective, in conjunction with the other nominees and members of the Board, in collectively serving the long-term best interests of the stockholders.

The Corporate Governance and Nominating Committee’s process for identifying and evaluating director candidates, including candidates recommended by stockholders, includes actively seeking to identify qualified individuals by reviewing lists of possible candidates, such as executive officers of public companies, considering proposals from a number of sources, such as the Board of Directors, management, employees, stockholders, industry contacts and outside search firms. The Committee has adopted a policy with respect to submission by stockholders of candidates for director nominees, which is available on the Company’s web site at www.starrett.com. The Committee will consider up to two candidates each year recommended by stockholders under this policy. Any stockholder or group of stockholders (referred to in either case as a “Nominating Stockholder”) that, individually or as a group, have beneficially owned at least 5% of the Company’s voting power for at least one year prior to the date the Nominating Stockholder submits a candidate for nomination as a director may submit in writing one candidate to the Committee for consideration at each stockholder meeting at which directors are to be elected but not later than the 120th calendar day before the first anniversary of the date that the Company released its proxy statement to stockholders in connection with the previous year’s annual meeting. Recommendations should be sent to The L.S. Starrett Company, Attention: Clerk, 121 Crescent Street, Athol, Massachusetts 01331. The recommendation must include specified information about and the consent and agreement of the candidate. There are no differences in the manner in which the Committee evaluates candidates for director whether an individual is recommended by a stockholder or otherwise. The Committee will determine whether to interview any candidates and may seek additional information about candidates from third-party sources. In addition, stockholders may nominate individuals for election as director at the Company’s next annual meeting in accordance with the procedures described in Section 3.11 of the Company’s By-laws.

The members of the Executive Committee during fiscal 2010 were Messrs. Starrett, Kennedy and Walsh. The Executive Committee may exercise most Board powers during the period between Board meetings.

On September 7, 2010, the Board unanimously voted (a) to increase the size of the Board from seven to eight directors and (b) pursuant to the recommendation of the Corporate Governance and Nominating Committee, to elect David A. Lemoine as a Class II director to fill the eighth directorship.  The Board intends to elect Mr. Lemoine to one or more committees of the Board after the Company’s annual stockholder meeting in October 2010.

During fiscal 2010, directors who were not employees of the Company received an annual retainer fee of $12,000 payable in quarterly installments and a fee of $1,000, plus expenses, for each Board and Committee meeting they attended. Only one meeting attendance fee is paid for attending two or more meetings on the same day. Non-employee directors may elect to defer part or all of their director’s fees, in which event such deferred fees and interest thereon will generally be payable in five equal annual installments after they cease to be a director.

The Board of Directors as a whole evaluates and approves any transactions with related parties.  The Company has not adopted a written policy or procedure used to evaluate and approve transactions with related parties.  Instead, transactions are considered by the Board of Directors at meetings or through written statements of consent.

There have not been any transactions, or proposed transactions, during the last two fiscal years, to which the Company was or is to be a party, in which any director or executive officer of the Company, any nominee for election as a director, any security holder owning beneficially more than 5% of the common shares of the Company, or any member of the immediate family of the aforementioned persons had or is to have a direct or indirect material interest.

A.      Audit Committee Report

The Audit Committee operates in accordance with a written charter adopted by the Board and reviewed annually by the Committee. The Committee is responsible for overseeing the quality and integrity of the Company’s accounting, auditing and financial reporting practices. It is composed solely of members who are independent, as defined by the applicable rules of the New York Stock Exchange. Further, Mr. Montgomery is an “audit committee financial expert” as defined by the rules of the Securities and Exchange Commission. The Audit Committee is chaired by Mr. Montgomery, who is a certified public accountant and has served as Chief Financial Officer of a public company.

Management has the primary responsibility for the financial statements and the financial reporting process. Management is also responsible for assessing and maintaining the effectiveness of internal control over the financial reporting process in compliance with Sarbanes-Oxley Section 404 requirements. The Audit Committee oversees the Company’s financial reporting process and internal controls on behalf of the Board. In this regard, the Audit Committee helps to ensure the independence of the Company’s auditors, its internal audit function, and the integrity of management and the adequacy of disclosure to stockholders. Representatives of the Company’s independent auditors, Grant Thornton LLP, and financial management and other management personnel have unrestricted access to the Audit Committee.

The Company’s independent auditors are responsible for auditing the Company’s annual financial statements and expressing an opinion as to whether the statements are fairly stated in conformity with accounting principles generally accepted in the United States. In addition, the Company’s independent auditors are responsible for auditing the Company’s internal controls over financial reporting. The Company’s independent auditors perform their responsibilities in accordance with the standards of the Public Company Accounting Oversight Board.

For fiscal 2010, management, Grant Thornton and the Audit Committee met nine times including meetings to discuss the Company’s annual and quarterly earnings reports and financial statements prior to each public release of such reports or statements.

With respect to fiscal 2010, the Audit Committee met prior to the issuance of the Company’s Annual Report on Form 10-K, to:

•	review and discuss the audited financial statements with the Company’s management;
•	discuss with Grant Thornton the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees); and
•
discuss with Grant Thornton its independence and receive from Grant Thornton the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding Grant Thornton’s communications with the Audit Committee concerning independence.

Based upon these reviews and discussions, the Audit Committee recommended that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 26, 2010 for filing with the Securities and Exchange Commission.

The Audit Committee has considered and determined that the provision of the non-audit services provided by Grant Thornton is compatible with maintaining the auditor’s independence and in accordance with Company policy to limit non-audit service fees to be no more than the total audit fee.

Audit Committee
Robert L. Montgomery, Jr., Chairman
Richard B. Kennedy
September 24, 2010	Ralph G. Lawrence

This report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended (the “Securities Act”) or under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under the Securities Act and the Exchange Act and shall not be deemed soliciting material.

B.      Audit Fees and Audit Committee Pre-Approval Policy

Audit Fees

The following table sets forth the approximate aggregate fees billed to the Company for the fiscal years ended June 26, 2010 and June 27, 2009 by the Company’s independent auditors, Grant Thornton, except for $0 and $14,000 billed to the Company by RSM McGladrey for tax compliance included as Tax Fees and $30,000 and $51,000 for tax provision assistance included as Audit-Related Fees during fiscal 2010 and 2009, respectively.

Fee Category	Fiscal 2010 Fees	Fiscal 2009 Fees
Audit Fees	$1,419,000	$1,407,000
Audit-Related Fees	100,000	105,000
Tax Fees	99,000	90,000
All Other Fees	-	-

Total Fees	$1,618,000	$1,602,000

“Audit Fees” were for professional services rendered for the audit of the Company’s consolidated financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by Grant Thornton in connection with statutory and regulatory filings or engagements. Audit fees for fiscal 2009 and fiscal 2010 also included services related to the Company’s compliance with Section 404 of the Sarbanes-Oxley Act regarding internal control over financial reporting.

“Audit-Related Fees” were for assurance and related services that are reasonably related to the performance of the audit or review of Company’s consolidated financial statements and are not reported under “Audit Fees.” These services include employee benefit plan audits which are performed by Bollus Lynch ($69,700 in fiscal 2010 and $55,000 in fiscal 2009), and consultations concerning financial accounting and reporting matters not classified as audits.

“Tax Fees” were for professional services for federal, state and international tax compliance, tax advice and tax planning.

“All Other Fees” were for services other than the services reported above.

No fees were paid to Grant Thornton for financial information systems design or implementation services during fiscal 2009 or 2010.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent auditors in order to ensure that the provision of such services does not impair the auditors’ independence. These services may include audit services, audit-related services, tax services and other services. In addition to generally pre-approving, on a case-by-case basis, services provided by the independent auditors, the Audit Committee has adopted a policy for the pre-approval of certain specified services which may be provided by the independent auditors. Under this policy, the Audit Committee has pre-approved the auditors’ engagement letter for the provision of certain services.  These services set forth in the engagement letter have been identified in a sufficient level of detail so that management will not be called upon to make judgment as to whether a proposed service fits within the scope of the engagement letter.  Pursuant to the policy, the Audit Committee is informed of the auditors’ provision, if any, of a pre-approved service on a periodic basis and the auditors report to the Audit Committee the fees for any services performed under this pre-approval policy.

C.	Compensation Discussion and Analysis

Overview and Objectives

The Company is engaged in the business of manufacturing industrial, professional and consumer products.  The total number of different items made and sold by the Company exceeds 5,000.  The Company is a preeminent global brand in the field of measuring tools and saw products.  The Company’s tools and instruments are sold throughout the United States and over 100 foreign countries around the world.  The largest consumer of these products is the metalworking industry, but other important customers are automotive, aerospace, medical, marine and farm equipment, do-it-yourselfers, and tradesmen such as builders, carpenters, plumbers and electricians.   The Company’s principal plant is located in Athol, Massachusetts.  In addition, the Company operates manufacturing plants in Ohio, North Carolina, Minnesota, California, Brazil, Scotland, China and the Dominican Republic.

Although the Company is a small to mid-sized manufacturer, the Compensation Committee understands that the Company’s breadth of product, global operating presence and brand equity demands that the business be managed by highly competent personnel in order to meet the challenges and the continual changing landscape of today’s global economy.  The Company’s executives require the same talents as much larger organizations and must be motivated, versatile and experienced in order for the Company to prosper in the future.  To that end, the Company must recruit, retain and reward qualified executive talent in order to build long-term shareholder value and a sustainable business.

Compensation Committee

The Compensation Committee of the Company consists of three independent directors and is chaired by Richard B. Kennedy.  The members of the Compensation Committee are Messrs. Kennedy, Lawrence and Piper.  The Company operates in accordance with the written Charter adopted by the Board of Directors and reviewed annually by the Compensation Committee.  The Compensation Committee is responsible for reviewing and setting the compensation of the Company’s Chief Executive Officer and for recommending to the full Board of Directors the compensation for the Company’s other executive officers.

The Compensation Committee did not use a compensation consultant during fiscal 2010. The Compensation Committee has the opportunity to work closely with each executive officer during the year at various board and committee meetings and has a good understanding and working knowledge of each individual’s contributions and talents. However, the Compensation Committee discusses with the CEO the performance and contributions of each executive officer and seeks his advice and recommendations when setting compensation.  The CEO is not present when the Compensation Committee discusses his compensation.

Compensation Philosophy

Our compensation practices are relatively simple, straightforward and transparent.  Setting compensation is not done by strict formula.  It is a subjective judgment based on a number of factors.  We do not look at the performance for just one year, but for a number of years, and consider the economic climate in all areas of the world where we operate.  We look at how both stockholders and employees at all locations have fared during these periods.  In particular, we look at measures affecting stockholders’ equity such as sales revenues and net profit margins, which are key indicators of stockholder value.  We also consider stock price movement, bearing in mind that the stock market is generally short-term oriented and subject to pressures that are not under the control of executive officers.

Our executive officers currently do not have employment contracts, company-paid memberships or professional services.  Compensation is primarily made up of base salary and cash incentive compensation.  Long-term equity (stock) incentives for our executives are available to our employees on the same basis through our employee stock purchase plan.

We make judgments based on the above listed considerations and on competitive compensation at companies of similar size and in similar fields.  While we do not use specific peer comparisons, we draw on our knowledge of the market cost of any executive who might have to be replaced.  We believe that our executive compensation is generally lower than executive compensation paid by companies of similar size and in similar fields for comparable positions.  The Compensation Committee also uses various published sources of compensation.  There is a need to close this gap through base salary increases and performance-based incentive plans in order to retain and attract qualified management talent.

Components of Executive Compensation

The five elements of our executive compensation program are:

o	Base salary
o	Cash incentive compensation
o	Long-term incentives
o	Post retirement benefits
o	Other compensation

These components are intended to encourage and achieve the purpose and philosophies of our compensation programs set forth above.  We seek a mix between all elements of compensation to achieve a total compensation package that is commensurate with the executive officer’s position, responsibility and performance relative to his peers in other companies of similar size and in similar fields.

Base Salary

Base salary is the fixed component of the executive’s cash compensation and should reflect the individual’s position and scope of responsibility, taking into consideration experience, tenure, long-term potential and the ability to assume additional responsibility.

Under normal conditions, the Compensation Committee reviews base salaries for the executive officers in June of each year or in connection with promotions.  In light of the severe recession in the spring of 2009, all executive officers were subject to a 10% salary reduction effective March of 2009. The 10% salary reduction remained in effect for all of fiscal 2010 with base salaries of $292,500 for Mr. Starrett; $193,500 for Mr. Walsh; and $128,700 for Mr. Aspin. No bonuses were paid to the Company’s executives in fiscal 2010.

Business conditions and financial performance improved starting in February 2010. As a result, our operating units returned to full work weeks and wage and salary cuts for monthly paid personnel were restored.  In June 2010, the Compensation Committee voted to restore executive base salaries to fiscal 2009 levels effective July 1, 2010, resulting in base salaries for fiscal 2011 of $325,000 for Mr. Starrett, $215,000 for Mr. Walsh and $150,000 for Mr. Aspin, which includes a $7,000 increase for expanded international duties.  Mr. O’Brien joined the Company in November of 2009 at an annual base salary of $175,000, which will remain in effect for fiscal 2011.

Cash Incentive Compensation

Annual cash incentive compensation is variable pay for the executive officers to reward them for overall Company and individual performance in the key areas of sales, operational, and financial results.  This component of incentive compensation is important to attract highly motivated and skilled executives.

The Board of Directors, upon the recommendation of the Compensation Committee, voted in fiscal 2008 to adopt a new cash bonus plan for executive officers of the Company.  The new cash bonus plan became effective for fiscal 2008.  The new plan bases awards on income before tax (IBT) as a percentage of net sales from consolidated results of operations and replaced the Company’s previous cash bonus plan, which based awards on return on sales and return on equity.  The new plan covers the three executive officers responsible for the Company’s worldwide results:  Douglas A. Starrett, Stephen F. Walsh, and Francis J. O’Brien.  The Board of Directors administers the new plan.

Awards under the new plan will be paid once per year following the release of the Company’s audited financial statements.  A minimum threshold of 4% IBT as a percentage of net sales must be achieved prior to any payment to a participant under the plan.  IBT used in this calculation represents the amount labeled as (Loss) Earnings before income taxes as shown on the Company’s Consolidated Statement of Operations found in its Annual Report on Form 10-K.  Similarly, net sales are found in this same statement.  Once the minimum 4% of IBT is achieved by the Company, the participant earns a cash bonus equal to 15% of such participant’s base salary.  For IBT in excess of 4% for the fiscal year, the participant’s cash bonus increases by .5% of such participant’s base salary for each .1% increase in the Company’s IBT.  There is no cap on this plan.  In fiscal 2010, IBT did not exceed the 4% minimum.  As a result, no cash bonuses were paid in fiscal 2010 and this is reflected in the summary compensation table.

The Board of Directors, upon the recommendation of the Compensation Committee, voted in fiscal 2008 to adopt a new cash bonus plan for Anthony M. Aspin, executive officer and Vice President Sales of the Company.  Mr. Aspin’s cash bonus plan is effective for fiscal 2008.  The new plan bases awards on sales and IBT as a percentage of net sales from consolidated results of operations and replaced the previous cash bonus plan.  The Board of Directors administers the new plan.

Awards under Mr. Aspin’s plan will be paid once per year following the release of the Company’s audited financial statements.  The new plan consists of two components:  sales and IBT.  Mr. Aspin’s cash bonus is based on the combination of the sales bonus component and the IBT bonus component of the new plan. The IBT component of Mr. Aspin’s plan is calculated in the same manner as described above. The performance minimum for the sales component is 80% of the sales target, with an opportunity for an increased sales bonus to the extent sales exceeds 80% of the sales target. The sales target, which is not disclosed herein, represents the portion of net sales in the North American marketplace for those product lines for which Mr. Aspin is responsible. These sales represent a portion of the total North American sales as disclosed in Footnote 14 to the Company’s financial Statements found in its Annual Report on Form 10-K.  Under the IBT component of Mr. Aspin’s bonus plan, Mr. Aspin earns 10% of his base salary once the minimum 4% of IBT is achieved by the Company and Mr. Aspin’s IBT bonus increases by 2% of his base salary for each 1% of IBT over the 4% minimum.  There is no cap on either the sales or IBT components of this plan.  In fiscal 2010, the IBT component did not exceed the 4% minimum and Mr. Aspin’s sales component did not exceed the 80% minimum of the sales target.  As a result, no cash bonus was paid in fiscal 2010 and this is reflected in the summary compensation table.

Long Term Equity Incentives

There are also long term incentives available to all Company employees, including the executive officers, to own Company stock.  These incentives are available by way of the 401(k) plan and the employee stock purchase plan (ESPP) approved by the stockholders.

Post Retirement Benefits

The Compensation Committee and Company management believe that it is important to provide post-retirement benefits to employees who reach retirement age.  Company retirement benefits consist of the following components:

•	The 401(k) Plan. The Company’s 401(k) Plan is a tax-qualified defined contribution plan. Our executive officers participate in the 401(k) plan on the same basis as our other employees.

•
The Retirement Plan.  The Company’s Retirement Plan is a tax-qualified defined benefit pension plan.  Participants in this plan are generally eligible to retire with unreduced pension benefit at age 65.  Our executive officers participate in the Retirement Plan on the same basis as our other employees.  Further detail concerning the Retirement Plan is contained in the Pension Benefits Table and the related narrative below.

•
The Supplemental Executive Retirement Plan (SERP). Certain members of management and highly compensated employees, including the Company’s executive officers, participate in the SERP.  The SERP provides supplemental retirement benefits out of the general assets of the Company that are otherwise denied to participants due to legislation limiting the amount of compensation that may be taken into account in computing the benefit payable under the Company’s Retirement Plan.  Further detail concerning the SERP is contained in the Pension Benefits Table and the related narrative below.

Other Compensation

The Company strives to maintain a common sense relationship between executive pay and average non-executive employee pay.  Mr. Aspin has a company-provided car, commensurate with his sales position and requirements for travel on behalf of the Company.  However, the Company does not otherwise provide its executives with perks such as club memberships or access to company-paid professional services that are not uniformly available to non-executive officer employees of the Company.

Compensation Committee Report

The Compensation Committee reviewed and discussed the Company’s Compensation Discussion and Analysis with the Company’s management.  Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and the Company’s Annual Report on Form 10-K for the fiscal year ended June 26, 2010.

Compensation Committee:

Richard B. Kennedy, Chairman
Ralph G. Lawrence
Terry A. Piper

Compensation Committee Interlocks and Insider Participation

During fiscal 2010, decisions with respect to the compensation of the Company’s executive officers were made by, or upon the recommendation of, the Compensation Committee. During fiscal 2010, the Compensation Committee consisted of independent directors, as defined by the New York Stock Exchange rules. No member of the Compensation Committee was an officer of the Company nor is any officer of the Company a member of the Compensation Committee (or similar body) for any employer of the Company’s Compensation Committee members.

D.      Remuneration

SUMMARY COMPENSATION TABLE FOR FISCAL Years 2010, 2009, and 2008

Name and Principal Position	Fiscal Year	Salary ($)1	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation ($)2	All Other Compensation ($)	Total ($)
Douglas A. Starrett President, Chief Executive Officer and Director	2010 2009 2008	292,500 314,167 312,000	N/A N/A	N/A N/A	N/A N/A N/A	N/A N/A 93,600	277,845 110,113 12,942	N/A N/A N/A	570,345 424,280 418,542
Francis J. O’Brien (3) Treasurer and Chief Financial Officer	2010	116,667	N/A	N/A	N/A	N/A	0	N/A N/A N/A	116,667
Anthony M. Aspin Vice President of Sales	2010 2009 2008	128,700 137,638 135,000	N/A N/A N/A	N/A N/A N/A	N/A N/A N/A	N/A N/A 31.040	69,635 30,407 8,056	N/A N/A N/A	198,335 168,045 174,096
Stephen F. Walsh Senior Vice President Operations and Director	2010 2009 2008	193,500 206,938 205,000	N/A N/A N/A	N/A N/A N/A	N/A N/A N/A	N/A N/A 61,500	73,084 45,999 26,985	N/A N/A N/A	266,584 252,937 293485
Randall J. Hylek (4) Former Treasurer and Chief Financial Officer	2010 2009 2008	147,675 171,542 170,000	N/A N/A N/A	N/A N/A N/A	N/A N/A N/A	N/A N/A 51,000	0 15,608 11,366	N/A N/A N/A	147,675 187,150 232,366

1 Fiscal 2010 salaries reflect a 10% salary reduction from fiscal 2009 base salary for all of fiscal 2010 and a portion of fiscal 2009.
2 Amounts reflect the change in actuarial present value of accumulated benefit obligations.
3 Mr. O’Brien joined the Company on November 1, 2009 and will not be a member under current pension rules until January 2012.
4 Mr. Hylek voluntarily resigned on September 11, 2009. A portion of his 2010 salary includes severance in accordance with Company policy. Mr. Hylek was not vested in the pension when he resigned.

The following tables are not included because they are not part of our compensation for our executives:

o	Grants of Plan-Based Awards
o	Outstanding Equity Awards At Fiscal Year End
o	Option Exercises and Stock Vested During Last Fiscal Year

E.      Pension Benefits

The Company’s Retirement Plan covers all eligible employees who have at least one year of service and have attained age 21. An “eligible employee” is an employee of the Company (or an affiliate of the Company that participates in the Plan) other than a union employee, leased employee, independent contractor, or, except as determined by the Company, a nonresident alien. Benefits under the Retirement Plan are determined by reducing a formula amount calculated under the Retirement Plan by 90% of the annuity value of the employee’s vested account balance, if any, under The L.S. Starrett Company Employee Stock Ownership Plan (the “ESOP”). See “Employee Stock Ownership and 401(k) Savings Plans” below. At no time will the benefit of any participant under the Retirement Plan be less than such participant’s benefits, if any, under the Retirement Plan before establishment of the ESOP. The formula amount calculated under the Retirement Plan is based on the sum of 1.25% of the employee’s average base salary up to the employee’s Social Security covered compensation plus 1.70% of the employee’s average base salary over covered compensation, times the number of years of credited service up to but not exceeding 35 years. An employee’s average base salary is his average base salary for the five consecutive highest paid of his last ten years of employment.

Pursuant to provisions of the Internal Revenue Code of 1986, as amended, in general, annual compensation that may be taken into account in computing a participant’s benefit under the Retirement Plan is limited (to $230,000 for the plan year beginning on July 1, 2008) and annual annuity benefits may not exceed a specified dollar limit (currently $185,000). The Company has established a Supplemental Executive Retirement Plan (“SERP”) to provide on an unfunded basis out of the general assets of the Company benefits earned under the Retirement Plan formula that are in excess of Internal Revenue Code limits. At June 26, 2010, the retirement benefits are outlined in the Pension Benefits table below.

PENSION BENEFITS

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Douglas A. Starrett	Retirement Plan	32.5	822,353	- 0 -
	SERP	32.5	296,690	- 0 -

Francis J. O’Brien	Retirement Plan	0	0	- 0 -
	SERP	0	-	- 0 -

Anthony M. Aspin	Retirement Plan	18.5	246,896	- 0 -
	SERP	18.5	-	- 0 -

Stephen F. Walsh	Retirement Plan	7.5	240,997	- 0 -
	SERP	7.5	-	- 0 -

Summary of Director Compensation

Our non-management directors in fiscal 2010 received:

o	An annual cash retainer of $12,000, paid in four, equal installments following each quarter of service;
o	$1,000 for each board or committee meeting they attend (whether by telephone or in person); and
o	Reimbursement for Company-related out-of-pocket expenses, including travel expenses.

Director Summary Compensation Table

The table below summarizes the compensation paid by the Company to Salvador de Camargo, Jr. and the Company’s non-employee directors for fiscal 2010.

DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash (Meeting Fees and Retainers) ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Ralph G. Lawrence	21,000	-	-	-	-	-	21,000
Salvador de Camargo, Jr. 1	-	-	-	-	-	-	-
Robert L. Montgomery, Jr.	21,000	-	-	-	-	-	21,000
Richard B. Kennedy	21,000	-	-	-	-	-	21,000
Terry A. Piper	16,000	-	-	-	-	-	16,000
___________________________
1
Salvador de Camargo, Jr.’s total compensation in fiscal 2010 was $216,000.  He was not separately compensated as a member of the Board.  Mr. de Camargo, Jr.’s compensation in Brazilian Reals was R392,000.

F.      Employee Stock Ownership and 401(k) Savings Plans

The Company also maintains an ESOP, established in 1984, and a 401(k) Savings Plan, established in 1986. Both plans are designed to supplement retirement benefits provided under the Company’s Retirement Plan and to enable employees to share in the growth of the Company.

As drafted, the ESOP covers eligible domestic employees who have at least one year of service and have attained age 21. However, as of June 30, 1994, all of the shares of common stock in the ESOP were allocated to participant accounts, and future ESOP contributions by the Company (if any) are discretionary. Employees who retire, die, or otherwise terminate employment will be entitled to receive their vested account balance, if any, under the ESOP, which will generally be distributed at the same time that the employee is eligible to begin receiving a benefit under the Retirement Plan. An amount equal to 90% of an employee’s ESOP account balance, if any, expressed in annuity form, will be used to offset the employee’s benefit under the Retirement Plan. See “Pension Benefits” above.

The 401(k) Savings Plan is a savings and salary deferral plan that is intended to qualify for favorable tax treatment under Section 401(a) of the Internal Revenue Code. To be a participant in the 401(k) Savings Plan (a “Participant”), an eligible employee must have completed six months of service and be at least 18 years old. Participants may authorize deferral of a percentage of their compensation through payroll deductions, subject to any limitations imposed by the 401(k) Savings Plan administrator, which the Company will contribute to a trust fund established for the 401(k) Savings Plan (the “401(k) Trust”).

The Company contributes to the 401(k) Savings Plan for the benefit of each Participant a matching contribution equal to one-third of the first 5% of the Participant’s compensation (as determined under the 401(k) Savings Plan) that the Participant contributes as a salary deferral for each month. The Company may prospectively increase or decrease the matching contribution formula. Under current vesting rules, matching contributions vest after three years of service (as determined under the 401(k) Savings Plan) and salary deferral contributions vest immediately.

Participants are not subject to federal or state income tax on salary deferral contributions or on Company matching contributions or the earnings thereon until such amounts are withdrawn from the 401(k) Savings Plan. Prior to 2007, matching contributions to the 401(k) Savings Plan were required to be invested in the Company stock fund until the Participant had attained age 59 1/2. Effective January 1, 2007, the Plan was amended to provide that a participant may diversify his or her matching contribution account once he or she completes three years of service. Special transition rules apply to matching contributions made before January 1, 2007.

Other Plan accounts, including salary deferral contributions, held for the benefit of the Participant are diversifiable.

Assets of the Plan, including Company stock, are held in trust. Company stock is held in a unitized fund that includes both Company stock and cash. Counsel Trust Company is the trustee of the 401(k) Trust.

Diversifiable portions of a Participant’s accounts may be invested (along with any earnings) as the Participant directs in one or more of the investments made available by the Plan administrator, including the Company stock fund. Withdrawals from the 401(k) Savings Plan may only be made upon termination of employment, attainment of age 59 1/2 or in connection with certain provisions of the Plan that permit hardship withdrawals. The 401(k) Savings Plan also permits loans to Participants.

For fiscal 2009 and 2010, Company matching contributions for all executive officers of the Company as a group were $13,632 and $9,978, respectively, and for all employees of the Company as a group were $236,268 and $165,389, respectively.

G.      Employees’ Stock Purchase Plan

During a portion of fiscal 2008, the Company had in effect for the benefit of eligible employees the 2002 Employees’ Stock Purchase Plan (the “2002 Plan”) to provide a convenient means for these employees to acquire an interest in the future of the Company by purchasing up to 800,000 shares of Common Stock. The 2002 Plan was approved by stockholders at the Company’s 2002 Annual Meeting. Under the 2002 Plan, the option price to purchase shares of the Company’s Common Stock was the lower of 85% of the market price on the date of grant or 85% of the market price on the date of exercise (two years from the date of grant).

The 2007 Employees’ Stock Purchase Plan (the “2007 Plan”), which was approved in 2007 and contains substantially the same operative provisions as the 2002 Plan, provides that the options may cover shares of Class A or Class B Stock as the Company shall determine.  The principal difference between the Class A Stock and the Class B Stock is their respective voting rights.  Class B Stock is otherwise identical to the Class A Stock except (i) that it is generally non-transferable except to lineal descendants, (ii) cannot receive more dividends per share than the Class A Stock and (iii) can be converted to Class A Stock at any time.  It is expected that any issuances of Class B Stock pursuant to the 2007 Plan, by increasing the voting power of the Company’s employees and management, would make it more difficult for a potential acquirer to acquire control of the Company through unsolicited takeover attempts or hostile takeover tactics.  This measure would thereby discourage offers for the Company, and create greater stability for the Company, its employees and stockholders.

The 2002 Plan expired on September 18, 2007, and no options under that plan may be granted thereafter.  The 2007 Plan gives new employees an opportunity to participate in the success of the Company and allows present employee stockholders to invest further if they so desire.  The Company’s management feels that a further financial interest of this type on the part of those who work in the Company and its subsidiaries gives it an added edge that makes a difference in Company performance.  At June 26, 2010, 839 employees were eligible to participate in the 2007 Plan.  Based on the closing market price for the Company’s Common Stock on July 31, 2010 of $9.50 per share, the aggregate market value of the 500,000 shares of Common Stock issuable under the 2007 Plan would be approximately $4,750,000.

The Company also sells treasury shares to employees under an Employees’ Stock Purchase Plan adopted in 1952 (the “1952 Plan”). The Company, from time to time, purchases these shares in the open market to be held in treasury. The Company pays brokerage and other expenses incidental to purchases and sales under the 1952 Plan and employees may authorize regular payroll deductions for purchases of shares.

H.      Potential Payments upon Termination or Change of Control

The Company entered into Change in Control Agreements (“CIC Agreements”) with Douglas A. Starrett and Stephen F. Walsh on January 16, 2009 and with Francis J. O’Brien on July 15, 2010. Under the CIC Agreements, Messrs. Starrett, O’Brien and Walsh are entitled to certain payments in connection with a “change in control” (as defined in the CIC Agreements) of the Company.  Among other triggering events set forth in the definition, a change in control of the Company will occur if any person is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding voting securities or more than 50% of the total fair market value of the Company.  The material terms of the CIC Agreements are summarized below.

CIC Agreement with Douglas A. Starrett

Under Mr. Starrett’s CIC Agreement, Mr. Starrett is entitled to certain payments and benefits if there is a change in control of the Company.  In the event of a change in control of the Company, Mr. Starrett is entitled to:

•
A lump sum payment of three times his annual base salary immediately prior to the change in control plus three times the average of his annual bonus for the past three years.  As of the date of this Proxy Statement, this amount is estimated to be $971,100.

•
Full acceleration of his options to purchase stock of the Company (including the right to participate in any stage of a tender offer).  No estimate is available at this time given the volatility of the Company’s stock price.

•
Continued coverage under existing medical, dental, and prescription drug plans for him and his family for 36 months following the change in control.  In the event that coverage under such a plan is not available, the Company will pay the premium costs for COBRA health care continuation coverage for him and his spouse and/or dependents or, to the extent that COBRA coverage is not available, monthly lump sum cash payments equal to the monthly COBRA premiums directly to him for such 36 month period.  This is estimated to be approximately $52,000.

•	Continued coverage under a director and officer liability policy.

•
In the event that he is terminated for any reason within 36 months of a change in control, a lump sum payment equal to the value of any additional benefits that would have accrued to him under the Company's retirement plan from the date of his termination if he had remained employed with the Company for 36 months following the change in control.  No estimate of this payment is available at this time.

•	The Company's covenant to continue in effect all retirement plans in which he is a participant immediately prior to the change in control. No estimate of this payment is available at this time.

CIC Agreements with Francis J. O’Brien and Stephen F. Walsh

Under their CIC Agreements, Messrs. O’Brien and Walsh are entitled to certain payments and benefits if (1) there is a change in control of the Company and (2) they are terminated in connection with the change in control.  In the event of a termination in connection with a change in control, each of Messrs. O’Brien and Walsh is entitled to:

•
A lump sum payment equal to one and one half times his annual base salary immediately prior to the change in control and one and one half times the average of his annual bonus over the past three years.  As of the date of this Proxy Statement, this amount is estimated to be $262,500 and $353,250 for Messrs. O’Brien and Walsh, respectively.

•
Full acceleration of his options to purchase stock of the Company (including the right to participate in any stage of a tender offer).  No estimate is available at this time given the volatility of the Company’s stock price.

•
Continued coverage under existing medical, dental, and prescription drug plans for him and his family for 18 months following the change in control and termination of employment.  In the event that coverage under such a plan is not available, the Company will pay the premium costs for COBRA health care continuation coverage for him and his spouse and/or dependents or, to the extent that COBRA coverage is not available, monthly lump sum cash payments equal to the monthly COBRA premiums directly to him for such 18 month period.  This is estimated to be approximately $26,000 for each.

•	Continued coverage under a director and officer liability policy.

•
A lump sum payment equal to any additional benefits that would have accrued to him under the Company's retirement plan from the date of his termination if he had remained employed with the Company for 18 months following the change in control.  No estimate of this payment is available at this time.

•
In the event that his employment is not terminated following a change in control, the Company's covenant to continue in effect all retirement plans in which he is a participant immediately prior to a change in control.  No estimate of this payment is available at this time.

In addition, under their CIC Agreements, each of Messrs. Starrett, O’Brien and Walsh are entitled to a “gross up payment” for excise and related taxes in the event that payments or distributions to them under their CIC Agreements would constitute “excess parachute payments” under Section 280G of the Internal Revenue Code.

I.      Security Ownership of Certain Owners and Management

1.	Security Ownership of Management

The following table and accompanying footnotes set forth certain information about the beneficial ownership of the Company’s Common Stock as of August 27, 2010 by the directors, the executive officers named in the Summary Compensation Table and all directors and executive officers as a group.

Name of Beneficial Owner	Title of Class of Common Stock	Amount and Nature of Beneficial Ownership 1	Percent of Class
Douglas A. Starrett2	Class A	29,149	*
	Class B	44,999	5.45%

Anthony M. Aspin3	Class A	2,397	*
	Class B	284	*

Stephen F. Walsh4	Class A	3,216	*
	Class B	8,312	*

Francis J. O’Brien	Class A	-	*
	Class B	-	*

Salvador de Camargo, Jr.	Class A	200	*
	Class B	-	*

Richard B. Kennedy5	Class A	125	*
	Class B	-	*

Ralph G. Lawrence	Class A	1,200	*
	Class B	-	*

Robert L. Montgomery, Jr.	Class A	1,000	*
	Class B	-	*

Terry A. Piper	Class A	200	*
	Class B	-	*

All Directors and Executive Officers (as a Group 9 persons)	Class A	37,487	*
	Class B	53,595	6.49%
________________________

*	Less than one percent (1%)
1	Shares are held with sole voting and investment power except as indicated below.
2
Includes 414 Class A and 550 Class B shares held with shared voting and investment power and 7,909 Class A and 42,904 Class B shares held with sole voting power only. Does not include shares of Common Stock held by Mr. Starrett as Trustee under the ESOP except for 4,417 Class A and 1,545 Class B shares allocated to Mr. Starrett’s ESOP account. See Note 5 under “Security Ownership of Certain Beneficial Owners” below.

3	Includes 218 Class A shares with shared voting and investment power and 2,161 Class A and 284 Class B shares with sole voting power only.
4	Includes 2,400 Class A shares and 8,312 Class B shares held with shared voting and investment power and 816 Class A shares with sole voting power only.
5	Shares are held with shared voting and investment power.

2.      Security Ownership of Certain Beneficial Owners

The following table and accompanying footnotes sets forth the persons or groups known by the Company to be beneficial owners of more than 5% of the Company’s common stock as of August 27, 2010.

Name and Address of Beneficial Owners	Title of Class of Common Stock	Amount and Nature of Beneficial Ownership	Percent of Class
Gamco Investors, Inc1 1 Corporate Center Rye, NY 10580	Class A Class B	431,300 -	7.3% -

Royce & Associates, LLC2 1414 Avenue of the Americas New York, NY 10019	Class A Class B	529,400 -	9.0% -

Dimensional Fund Advisors LP3 1299 Ocean Ave. Santa Monica, CA 90401	Class A Class B	482,173 -	8.2% -

Counsel Trust Company4 dba Mid-Atlantic Trust Company The Times Building 336 Fourth Avenue, Suite 5 Pittsburgh, PA 15222	Class A Class B	420,357 13,770	7.1% 1.7%

Harold J. Bacon, Douglas A. Starrett
and Francis J. O’Brien, as
Trustees under The L.S. Starrett
Company’s Employees Stock Ownership Plan5
c/o The L.S. Starrett Company
121 Crescent Street
Athol, MA 01331
	Class A Class B	529,267 186,021	9.1% 22.5%
________________________________
*	Less than one percent (1%)
1	Share information is based on information set forth in the Amendment on Schedule 13D filed by Gamco Investors, Inc. with the SEC on July 7, 2010.
2	Share information is based on information set forth in the Amendment on Schedule 13G filed by Royce & Associates, LLC with the SEC on February 9, 2010.
3	Share information based on information set forth in the Schedule 13G filed by Dimensional Fund Advisors LP with the SEC on February 8, 2010
4
 Counsel Trust Company acts as Trustee of the Company’s 401(k) Savings Plan and in that capacity shares voting power with respect to the shares of Common Stock with and subject to direction from participants in the 401(k) Savings Plan. Counsel Trust Company disclaims beneficial ownership as to all of the shares in the 401(k) Savings Plan.

5
Harold J. Bacon, Douglas A. Starrett and Francis J. O’Brien in their capacity as Trustees under the ESOP (the “ESOP Trustees”) hold the shares with sole dispositive power subject to the terms of the ESOP. The ESOP Trustees disclaim beneficial ownership of the ESOP shares except with respect to their own vested shares in the ESOP. See Note 2 under “Security Ownership of Management” above.

\Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires directors and officers of the Company and persons who own more than 10% of any class of equity securities of the Company registered under the Exchange Act to file with the Securities and Exchange Commission, the New York Stock Exchange and the Company initial reports of ownership and reports of changes in ownership of such securities. Based on information provided to the Company by the individual officers and directors, the Company believes that all such reports were timely filed in fiscal 2010 by such directors and officers, except that Mr. de Camargo, Jr. filed a late Form 3 and Form 4 on November 20, 2009.

II. RELATIONSHIP WITH INDEPENDENT AUDITORS

During the fiscal year ended June 26, 2010, Grant Thornton was engaged to perform the annual audit. Representatives of Grant Thornton are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so; they will be available to respond to appropriate questions.

The Company presently expects to engage Grant Thornton as auditors for fiscal 2011, but the selection will not be made until the October 2010 meeting of the Company’s Board of Directors to be held after the Annual Meeting of Stockholders.

III. GENERAL

A.      Solicitation and Voting

In case any person or persons named herein for election as a director should not be available for election at the Annual Meeting, proxies in the enclosed form (in the absence of express contrary instructions) may be voted for a substitute or substitutes as well as for other persons named herein.

As of the date of this proxy statement, management knows of no business that will be presented to the Annual Meeting that is not referred to in the accompanying notice, other than the approval of the minutes of the last meeting of stockholders, which action will not be construed as approval or disapproval of any of the matters referred to in such minutes.

As to other business, if any, that may properly come before the Annual Meeting, it is intended that proxies in the attached form that do not contain specific instructions to the contrary will be voted in respect thereof in accordance with the judgment of the persons voting the proxies.

The enclosed proxy is solicited by the Board of Directors of the Company. The cost of solicitation will be borne by the Company. Such solicitation will be made by mail and may also be made by the Company’s officers and employees personally or by telephone or telegram. The Company will, on request, reimburse brokers, custodians and nominees for their expenses in sending proxies and proxy material to beneficial owners. A proxy that is executed but that does not specify a vote for, against or in abstention will be voted in accordance with the recommendation of the Board of Directors contained herein.

Consistent with Massachusetts law and under the Company’s by-laws, a majority of the shares entitled to be cast on a particular matter, present in person or represented by proxy, constitutes a quorum as to such matter. Votes cast by proxy or in person at the Annual Meeting will be counted by persons appointed by the Company to act as election tellers for the Annual Meeting. The two nominees for election as directors at the Annual Meeting who receive the greatest number of votes properly cast for the election of directors will be elected directors. Should any of the nominees not remain a candidate at the end of the Annual Meeting (a situation which is not expected), proxies solicited hereunder will be voted in favor of those who remain as candidates and may be voted for substitute nominees, unless the Board determines to reduce the number of directors.

The election tellers will count shares represented by proxies that withhold authority to vote for a nominee for election as a director or that reflect abstentions and “broker non-votes” (i.e., shares represented at the meeting held by brokers or nominees as to which (i) instructions have not been received from the beneficial owners or persons entitled to vote and (ii) the broker or nominee does not have the discretionary voting power on a particular matter) only as shares that are present and entitled to vote on the matter for purposes of determining the presence of a quorum. Abstentions and broker non-votes will not be counted in favor of or against, and will have no other effect on the election of directors.

B.      Communication with the Board of Directors

Stockholders and other interested parties can communicate directly with the Board by writing to: Board of Directors, c/o Clerk, The L.S. Starrett Company, 121 Crescent Street, Athol, Massachusetts 01331. The Clerk will forward such communications to the Board at, or prior to, the next meeting of the Board.

Stockholders and other interested parties wishing to communicate only with the Company’s independent directors (i.e., non-management directors) can address their communications to “Independent Directors, c/o Corporate Governance and Nominating Committee” at the same address as above. These communications will be handled by Corporate Governance and Nominating Committee and forwarded to the independent directors at or prior to the next meeting of the independent directors. The Board, or the independent directors will determine, in such group’s sole discretion, the method by which any such communications will be reviewed and considered.

Communications to the Board (including to the independent directors) should not exceed 200 words in length, excluding the information required to accompany the communication. All such communications must be accompanied by the following information: (i) a statement of the type and amount of the securities of the Company that the person holds; and (ii) the address, telephone number and e-mail address, if any, of the person submitting the communication. Interested parties that do not hold any securities of the Company may omit the information required by item (i) above in communications with the Board.

C.      Corporate Governance

The Company’s Corporate Governance Policy, and its Policy on Business Conduct and Ethics (“Ethics Policy”) for all directors, officers and employees of the Company, including executive officers, as well as any waivers under the Ethics Policy granted to directors and executive officers, are available on the Company’s web site at www.starrett.com. Stockholders may also obtain free of charge printed copies of these policies as well as the committee charters for the Company’s Board of Directors by writing to the Clerk of the Company at the Company’s headquarters.

D.      Submission of Stockholder Proposals

Stockholder proposals for inclusion in the Company’s proxy statement for its 2011 Annual Meeting under the SEC’s rules must be received by the Company no later than May 15, 2011.

Under the Company’s By-laws, stockholders who wish to make a proposal at the 2010 Annual Meeting, other than one that will be included in the Company’s proxy statement, must notify the Company not less than 120 days nor more than 150 days prior to the meeting; provided that in the event that less than 130 days’ notice or prior public disclosure of the date of meeting is given or made to stockholders, the notice must be received no later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure is made. If a stockholder who wishes to present a proposal fails to notify the Company in accordance with the procedure set forth in the Company’s By-laws, the stockholder would not be entitled to present the proposal at the meeting. If, however, notwithstanding the requirements of the Company’s By-laws, the proposal is brought before the meeting, then under the SEC’s proxy rules the proxies solicited by management with respect to the Annual Meeting will confer discretionary voting authority with respect to the stockholder’s proposal on the persons selected by management to vote the proxies. If a stockholder makes a timely notification, the proxies may still exercise discretionary voting authority under circumstances consistent with the SEC’s proxy rules.

E.      Additional Information

The Company makes available through its web site, www.starrett.com, its annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed pursuant to Section 13(a) and 15(d) of the Exchange Act.

IN ORDER THAT THE PRESENCE OF A QUORUM MAY BE ASSURED IT IS IMPORTANT THAT THE PROXIES BE RETURNED PROMPTLY. THEREFORE, STOCKHOLDERS ARE URGED TO EXECUTE AND RETURN THE ENCLOSED PROXY CARD IN THE STAMPED ENVELOPE ADDRESSED TO MELLON INVESTOR SERVICES LLC, THE COMPANY’S TRANSFER AGENT, OR TO VOTE BY TELEPHONE OR OVER THE INTERNET AS PROVIDED ON THE ENCLOSED INSTRUCTIONS. Stockholders who execute proxies, but attend the Annual Meeting in person, may withdraw their proxies and vote directly if they prefer or may allow their proxies to be voted with the similar proxies sent in by other stockholders. The Company’s transfer agent will assist the Company in tabulating the stockholder vote.

September 24, 2010

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

We encourage you to take advantage of Internet or telephone voting.
Both are available 24 hours a day, 7 days a week.

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to the shareholder meeting date.

The L.S. Starrett Company	INTERNET http://www.proxyvoting.com/scx Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.

OR

TELEPHONE 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

WO# 82501
If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

▼  FOLD AND DETACH HERE  ▼

The Shares represented hereby will be voted as directed herein but, if no direction is indicated hereon, they will be voted FOR or, where applicable, in accordance with the terms of the trusts.	Please mark your votes as indicated in this example	☒
MANAGEMENT RECOMMENDS A VOTE FOR THE FOLLOWING PROPOSALS AS SET FORTH IN THE PROXY STATEMENT:

1. ELECTION OF DIRECTORS
NOMINEES:	FOR ALL	WITHHOLD FOR ALL	*EXCEPTIONS	PLEASE MARK, SIGN, DATE AND RETURN THIS INSTRUMENT PROMPTLY IN THE ENCLOSED ENVELOPE
Class A Stockholders: (01) Richard B. Kennedy (02) Terry A. Piper Class B Stockholders: (03) Terry A. Piper	☐	☐	☐	☐ I PLAN TO ATTEND THE MEETING

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box above and write that nominee’s name(s) in the space provided below.)

*Exceptions

Mark Here for Address Change or Comments SEE REVERSE	☐

NOTE: Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If signer is a corporation, please sign corporate name in full by authorized officer.

Signature	Signature	Date

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment.

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of shareholders. You can view the Annual Report and Proxy Statement on the internet at:
http://www.starrett.com/pages/1638_starrett_2010_proxy_statement.cfm

 ▼   FOLD AND DETACH HERE   ▼

PROXY

THE L. S. STARRETT COMPANY

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE L. S. STARRETT COMPANY FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD OCTOBER 20, 2010

The under signed hereby (i) constitutes and appoints, and (ii) where this proxy solicitation relates to shares allocated to the undersigned under the Employee Stock Ownership Plan, instructs Douglas A. Starrett, Francis J. O'Brien and Harold J. Bacon, and each of them, as trustees under the Employee Stock Ownership Plan, to constitute and appoint, and (iii) where this proxy solicitation relates to shares allocated to the undersigned with respect to his or her interest in the Common Stock fund (also known as the Starrett Stock Fund) under the 401(k) Savings Plan, instructs Counsel Trust Company as trustee under the 401(k) Savings Plan to constitute and appoint, Douglas A. Starrett, Stephen F. Walsh and Richard B. Kennedy, and each of them, as attorneys and proxies, with full power of substitution, to vote and act in the manner designated on the reverse side at the Annual Meeting of Stockholders of The L. S. Starrett Company (the “Company”) to be held on October 20, 2010 at 2:00 p.m. at the office of the Company in Athol, Massachusetts, and any adjournment thereof, upon and in respect of all of the shares of the Class A and Class B Common Stock of the Company as to which the undersigned may be entitled to vote or act, or as to which the undersigned may be entitled to provide instructions under the Employee Stock Ownership Plan or the 401(k) Savings Plan, with all the powers the undersigned would possess if personally present, and without limiting the general authorization hereby given, the undersigned directs that his or her vote be cast as specified in the Proxy. The undersigned hereby revokes any proxy previously granted to vote the same shares of stock for said meeting.

Address Change/Comments (Mark the corresponding box on the reverse side)	BNY MELLON SHAREOWNER SERVICES P.O. BOX 3550
SOUTH HACKENSACK, NJ 07606-9250 (Continued and to be marked, dated and signed, on the other side) WO# 82501